UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2006

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 18, 2006, Dr. Millard Firebaugh, President and Chief Operating Officer of SatCon Technology Corporation (the “Company”), informed the Company of his intention to retire from the Company, effective May 31, 2006. Upon the retirement of Dr. Firebaugh, David B. Eisenhaure, currently the Company’s Chief Executive Officer and Chairman of the Board of Directors, will assume the duties as the Company’s president.

As noted above, Mr. Eisenhaure is the Company’s Chief Executive Officer and Chairman of the Board and has served in these roles since he founded the Company in 1985. In addition to these roles, Mr. Eisenhaure also served as the Company’s President until Mr. Firebaugh assumed this role in late February 2005. Prior to founding the Company, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology’s Instrumentation Laboratory, from 1967 to 1974. Mr. Eisenhaure holds S.B., S.M. and an Engineer’s Degree in Mechanical Engineering from the Massachusetts Institute of Technology (“MIT”). Mr. Eisenhaure previously held an academic position at MIT, serving as a lecturer in the Department of Mechanical Engineering. Mr. Eisenhaure also serves on the board of directors of Implant Sciences Corporation.

As previously disclosed, Mr. Eisenhaure currently has a Key Employee Agreement (the “Employee Agreement”) with the Company, which provides that he is entitled to receive as a severance payment 100% of his annual salary plus benefits, payable in twelve equal monthly installments, if (i) the Company or a substantial portion of the Company is acquired without the approval of the Board; or (ii) without his consent, his employment is terminated without cause or his salary is reduced, or there is a substantial change in his position or there is a change in his principal place of employment from the greater Boston, Massachusetts area. The Employee Agreement also contains provisions prohibiting Mr. Eisenhaure from competing with the Company for a one-year period following termination of employment.

A copy of the press release dated April 20, 2006 announcing Dr. Firebaugh’s retirement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                          Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated April 20, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: April 20, 2006	By:	/s/ David B. Eisenhaure
David B. Eisenhaure
Chief Executive Officer